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                                                                    Exhibit 99.4

                             ARGO-TECH CORPORATION

                          EXCHANGE OF ALL OUTSTANDING
                          9 1/4% SENIOR NOTES DUE 2011
                                      FOR
                      9 1/4% SENIOR SECURED NOTES DUE 2011

        THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,
       ON           , 2004 UNLESS EXTENDED (THE "EXPIRATION DATE"). NOTES
      TENDERED IN THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO
             5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

To Our Clients:

     We are enclosing herewith a prospectus, dated          , 2004, of Argo-Tech
Corporation, and the accompanying letter of transmittal that together constitute the offer by Argo-Tech (the "Exchange Offer"), to exchange its 9 1/4% Senior Notes due 2011 (the "Exchange Notes"), which have been registered under the Securities Act of 1933 (the "Securities Act"), for a like principal amount of its issued and outstanding 9 1/4% Senior Notes due 2011 (the "Outstanding Notes"), upon the terms and subject to the conditions set forth in the Exchange Offer.

     The Exchange Offer is not conditioned upon any minimum number of Outstanding Notes being tendered.

     We are the holder of record of Outstanding Notes held by us for your own account. A tender of such Outstanding Notes can be made only by us as the record holder and pursuant to your instructions. The letter of transmittal is furnished to you for your information only and cannot be used by you to tender Outstanding Notes held by us for your account.

     We request instructions as to whether you wish to tender any or all of the Outstanding Notes held by us for your account pursuant to the terms and conditions of the Exchange Offer. We also request that you confirm that we may, on your behalf, make the representations contained in the letter of transmittal.

     Pursuant to the letter of transmittal, each holder of Outstanding Notes will represent to Argo-Tech that:

          (i) any Exchange Notes that the holder will acquire in exchange for Outstanding Notes will be acquired in the ordinary course of business of the holder;

          (ii) the holder has no arrangement or understanding with any person to participate in a distribution, within the meaning of the Securities Act, of any Exchange Notes issued to the holder;

          (iii) the holder is not an "affiliate" (as defined in Rule 405 under the Securities Act) of Argo-Tech Corporation;

          (iv) the holder has full power and authority to tender, exchange, sell, assign and transfer the tendered Outstanding Notes;

          (v) Argo-Tech will acquire good, marketable and unencumbered title to the tendered Outstanding Notes, free and clear of all liens, restrictions, charges and encumbrances; and

          (vi) The Outstanding Notes the holder tenders for exchange are not subject to any adverse claims or proxies.

     If the holder is a broker-dealer that will receive Exchange Notes for its own account in exchange for Outstanding Notes that were acquired as a result of market-making or other trading activities, it will represent that the Outstanding Notes were acquired as a result of market-making activities or other trading activities, and it will acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of those Exchange Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of those Exchange Notes, the broker-dealer is not deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     Please return your instructions to us in the enclosed envelope within ample time to permit us to submit a tender on your behalf prior to the Expiration Date.
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                                 INSTRUCTION TO
                        BOOK ENTRY TRANSFER PARTICIPANT

To Participant of the DTC:

     The undersigned hereby acknowledges receipt of the prospectus, dated
          , 2004 (the "Prospectus") of Argo-Tech Corporation, and the accompanying letter of transmittal (the "Letter of Transmittal"), that together constitute Argo-Tech's offer (the "Exchange Offer") to exchange its 9 1/4% Senior Notes due 2011 (the "Exchange Notes"), for all of its outstanding 9 1/4% Senior Notes due 2011 (the "Outstanding Notes"). Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus or the Letter of Transmittal.

     This will instruct you, the DTC participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Outstanding Notes held by you for the account of the undersigned.

     The aggregate face amount of the Outstanding Notes held by you for the account of the undersigned is (FILL IN AMOUNT):

     $          of the 9 1/4% Senior Notes due 2011.

     With respect to the Exchange Offer, we hereby instruct you (check appropriate box):

     [ ] TO TENDER the following amount of Outstanding Notes you hold for our account (Insert Principal Amount Of Outstanding Notes To Be Tendered,
         If Any): $          .

     [ ] NOT TO TENDER any Outstanding Notes you hold for our account.

     If we instruct you to tender the Outstanding Notes held by you for our account, it is understood that you are authorized to make, on behalf of us (and, by signing below, we hereby make to you), the representations contained in the Letter of Transmittal that are to be made with respect to us as a beneficial owner, including, but not limited to, the representations that:

          (i) any Exchange Notes that the holder will acquire in exchange for Outstanding Notes will be acquired in the ordinary course of business of the holder;

          (ii) the holder has no arrangement or understanding with any person to participate in a distribution, within the meaning of the Securities Act, of any Exchange Notes issued to the holder;

          (iii) the holder is not an "affiliate" (as defined in Rule 405 under the Securities Act) of Argo-Tech Corporation;

          (iv) the holder has full power and authority to tender, exchange, sell, assign and transfer the tendered Outstanding Notes;

          (v) Argo-Tech will acquire good, marketable and unencumbered title to the tendered Outstanding Notes, free and clear of all liens, restrictions, charges and encumbrances; and

          (vi) The Outstanding Notes the holder tenders for exchange are not subject to any adverse claims or proxies.

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     If we are a broker-dealer that will receive Exchange Notes for our own account in exchange for Outstanding Notes, we represent that the Outstanding Notes were acquired as a result of market-making activities or other trading activities, and we acknowledge that we will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of those Exchange Notes. By acknowledging that we will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes, we are not deemed to admit that we are an "underwriter" within the meaning of the Securities Act.

Name of beneficial owner(s):
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Signature(s):
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Name(s) (please print):
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Address:
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Telephone Number:
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Taxpayer Identification or Social Security Number:
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Date:
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